Exhibit 10.40

Adoption

of Amendments to

Pre-2008 Stock Options

Granted Under the Coty Inc. 2007 Stock Plan for Directors

Or the Coty Inc. Stock Plan for Non-Employee Directors

(applicable to awards outstanding on September 14, 2010)

RECITALS:

A.	The Coty Inc. 2007 Stock Plan for Directors (the “Plan”) and the Coty Inc. Stock Plan for Non-Employee Directors (the “Predecessor Plan”; collectively with the Plan, the “Plans”) grant authority to the Board of Directors (the “Board”) of Coty Inc. (the “Company”) to amend by unilateral action, prospectively or retroactively, awards previously granted under the Plans, consistent with the latest version of the Plans as in effect from time to time.
B.	At its September 14, 2010 meeting (the “September 14, 2010 Meeting”), the Board amended and restated the Plan, effective September 14, 2010 (the Plan as so amended and restated, the “Restated Plan”), in order to reflect equity plan design changes presented to the Board (the “Equity Plan Recommendations”), including, among other things, giving Participants the option to receive and hold shares of Company Stock upon the settlement of awards granted thereunder.
C.	At the September 14, 2010 Meeting the Board delegated authority to the undersigned, as an officer of the Company, to amend outstanding equity awards, including stock options granted before 2008 under the Plan or the Predecessor Plan (“Pre-2008 Stock Options”), in such manner as he determines to be appropriate to reflect the Equity Plan Recommendations.
D.	The undersigned officer has determined that the form of amendment to the Pre-2008 Stock Options attached hereto as Exhibit A is appropriate to implement such actions of the Board.

NOW THEREFORE by this instrument the Company hereby amends and restates each of the Outstanding Awards in the manner set forth in Exhibit A hereto.

COTY INC.

By:_/s/ Jules Kaufman_________________

Name:_Jules Kaufman_________________

Title:__SVP, General Counsel & Secretary

Date:__April 8, 2013___________________

Exhibit A

Amendment

To

Pre-2008 Stock Options

Granted Under the Coty Inc. 2007 Stock Plan for Directors

Or the Coty Inc. Stock Plan for Non-Employee Directors

(applicable to Stock Options outstanding on September 14, 2010)

This Amendment to the terms of the award (the “Award”) granting the Participant stock options (the “Pre-2008 Stock Options”) under the Coty Inc. 2007 Stock Plan for Directors (as amended, the “Plan”) or under the Coty Inc. Stock Plan for Non-Employee Directors (the “Predecessor Plan”) is effective September 14, 2010.

1.	Applicability of Restated Plan. The Award and any Shares acquired by settlement thereof shall be subject to Sections 6 and 7 of the Plan as amended and restated effective September 14, 2010 (the “Restated Plan”). The Award shall otherwise remain subject to its original terms and to the terms of the Plan as in effect before September 14, 2010 or to the terms of the Predecessor Plan, as applicable, except to the extent such terms are inconsistent with the Restated Plan provisions referenced in the preceding sentence.